Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following tables set forth the unaudited pro forma condensed combined financial data for Acadia and the Haven Facilities as a combined company, giving effect to (1) Acadia’s acquisition of Youth and Family Centered Services, Inc. (“YFCS”) and the related debt and equity financing transactions on April 1, 2011, (2) Acadia’s acquisition of PHC, Inc. (“PHC”) and related debt and equity transactions on November 1, 2011, (3) PHC’s acquisition of the assets of HHC Delaware, Inc. (“MeadowWood” or “HHC Delaware”) on July 1, 2011 and (4) Acadia’s acquisition of the Haven Facilities and related debt financing on March 1, 2012. The unaudited pro forma condensed combined statement of operations gives effect to each transaction as if they occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of the Haven Facilities as if it occurred on December 31, 2011. Acadia’s condensed consolidated balance sheet as of December 31, 2011 reflects the acquisitions of YFCS and PHC and related debt and equity transactions, and Acadia’s condensed consolidated statement of operations for the year ended December 31, 2011 reflects the results of operations for YFCS for the period from April 1, 2011 to December 31, 2011 and PHC for the period from November 1, 2011 to December 31, 2011.

The unaudited pro forma condensed combined balance sheet as of December 31, 2011 combines the audited balance sheets as of that date of Acadia and the Haven Facilities. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 combines the audited consolidated statement of operations of Acadia for that period with the unaudited condensed consolidated statement of operations of YFCS for the three months ended March 31, 2011, the unaudited condensed consolidated statement of operations of HHC Delaware for the six months ended June 30, 2011, the unaudited condensed consolidated statement of operations of PHC for the ten months ended October 31, 2011 (which was derived from the audited consolidated statement of operations of PHC for the fiscal year ended June 30, 2011 less the unaudited condensed consolidated statement of operations of PHC for the six months ended December 31, 2010 plus the unaudited condensed consolidated statement of operations of PHC for the three months ended September 30, 2011 plus the unaudited condensed consolidated statement of operations of PHC for the month ended October 31, 2011) and the audited consolidated statement of operations of the Haven Facilities for the year ended December 31, 2011.

The unaudited pro forma condensed combined financial data has been prepared using the acquisition method of accounting for business combinations under GAAP. The adjustments necessary to fairly present the unaudited pro forma condensed combined financial data have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed combined financial data. The pro forma adjustments relating to the acquisition of the Haven Facilities are preliminary and revisions to the fair value of assets acquired and liabilities assumed may have a significant impact on the pro forma adjustments. A final valuation of assets acquired and liabilities assumed has not been completed and the completion of fair value determinations may result in changes in the values assigned to property and equipment and other assets (including intangibles) acquired and liabilities assumed.

The unaudited pro forma condensed combined financial data is for illustrative purposes only and does not purport to represent what our financial position or results of operations actually would have been had the events noted above in fact occurred on the assumed dates or to project our financial position or results of operations for any future date or future period.

The unaudited pro forma condensed combined financial data should be read in conjunction with the consolidated financial statements and notes thereto of the Haven Facilities filed with this Amendment No. 1 to Current Report on Form 8-K/A and those of Acadia, YFCS, PHC and HHC Delaware previously filed with the Securities and Exchange Commission.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2011

	Acadia (1)	Haven Facilities (5)	Pro Forma Adjustments	Notes	Pro Forma Combined
			($ in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$61,118	$52	$(52)	(6)	$1,303
			32,000	(7)
			(90,405)	(8)
			(1,410)	(9)
Accounts receivable, net	35,127	4,008			39,135
Deferred tax asset	6,239	783	(783)	(6)	6,239
Other current assets	10,121	337			10,458

Total current assets	112,605	5,180	(60,650)		57,135
Property and equipment, net	82,972	17,582	(4,859)	(8)	95,695
Goodwill	186,815	22,600	51,822	(8)	261,237
Intangible assets, net	8,232	—	1,200	(8)	9,432
Deferred tax asset-long-term	6,006	—			6,006
Other assets	16,366	1	1,010	(9)	17,377

Total assets	$412,996	$45,363	$(11,477)		$446,882

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$6,750	$—	$1,250	(7)	$8,000
Accounts payable	8,642	832			9,474
Accrued salaries and benefits	16,195	1,429			17,624
Other accrued liabilities	9,081	20,010	(19,985)	(6)	9,106

Total current liabilities	40,668	22,271	(18,735)		44,204
Long-term debt	270,709	—	30,750	(7)	301,459
Other liabilities	5,254	2,737	(2,737)	(6)	5,254

Total liabilities	316,631	25,008	9,278		350,917
Equity:
Preferred stock	—	—			—
Common stock	321	—			321
Additional paid-in capital	140,624	—			140,624
Accumulated deficit	(44,580)	20,355	(20,355)	(6)	(44,980)
			(400)	(9)

Total equity	96,365	20,355	(20,755)		95,965

Total liabilities and equity	$412,996	$45,363	$(11,477)		$446,882

See accompanying notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2011

	Acadia (1)	YFCS(2)	PHC(3)	HHC Delaware(4)	Pro Forma Adjustments	Notes	Pro Forma Acadia	Haven Facilities (5)	Pro Forma Haven Adjustments		Notes		Pro Forma Combined
				(in thousands, except per share amounts)
Revenue before provision before doubtful accounts	$224,599	$45,686	$59,786	$7,541			$337,612	$43,448	$				$381,060
Provision for doubtful accounts	(3,226)	(208)	(3,466)	(339)			(7,239)	(1,458)					(8,697)

Revenue	221,373	45,478	56,320	7,202			330,373	41,990					372,363

Salaries, wages and benefits	156,561	29,502	31,569	4,747			222,379	21,391					243,770
Professional fees	9,044	—	6,365	454	1,901	(10)	17,764	1,374					19,138
Supplies	11,377	—	2,299	469	2,204	(10)	16,349	2,819					19,168
Rents and leases	5,802	—	3,048	19	1,320	(10)	10,189	171					10,360
Other operating expenses	20,472	9,907	7,576	636	(5,425)	(10)	33,166	4,119					37,285
Depreciation and amortization	4,288	819	1,051	179	(294)	(11a )	6,473	1,046		(470)	(11c	)	7,049
					430	(11b )

Interest expense, net	9,191	1,726	1,160	224	16,090	(12a )	28,391	343		1,571	(12b	)	30,305
Sponsor management fees	1,347	—	—	—	(1,347)	(13)	—	—					—
Transaction-related expenses	41,547	—	3,374	—	(44,921)	(14)	—	—					—
Change in fair value of derivatives	—	—	—	—			—	(276)		276	(15)		—
Legal settlement	—	—	446	—			446	—					446

Total expenses	259,629	41,954	56,888	6,728	(30,042)		335,157	30,987		1,377			367,521
Income (loss) from continuing operations before income taxes	(38,256)	3,524	(568)	474	30,042		(4,784)	11,003		(1,377)			4,842
Provision (benefit) for income taxes	(5,383)	1,404	403	193	(133)	(16)	8,501	4,071		(551)	(17)		12,021
					12,017	(17)

Income (loss) from continuing operations	$(32,873)	$2,120	$(971)	$281	$18,158		$(13,285)	$6,932		$(826)			$(7,179)

Earnings per share — income (loss) from continuing operations:
Basic	$(1.75)												$(0.22)

Diluted	$(1.75)												$(0.22)

Weighted average shares:
Basic	18,757				4,074	(18a )				9,268	(18b	)	32,099

Diluted	18,757				4,074	(18a )				9,268	(18b	)	32,099

See accompanying notes to unaudited pro forma financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Dollars in thousands)

(1)	The amounts in this column represent, for Acadia, actual results as of and for the year ended December 31, 2011.
(2)	The amounts in this column represent, for YFCS, actual results for the period from January 1, 2011 to the April 1, 2011 acquisition date. The condensed consolidated statements of operations of YFCS have been reclassified to present the provision for doubtful accounts as a deduction from revenue in accordance with Accounting Standards Update (“ASU”) No. 2011-07, “Health Care Entities” (Topic 954): Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities (“ASU 2011-07”).
(3)	The amounts in this column represent, for PHC, actual results for the period from January 1, 2011 to the November 1, 2011 acquisition date. The condensed consolidated statements of operations of PHC have been reclassified to conform to Acadia’s expense classification policies, including the the reclassification to present the provision for doubtful accounts as a deduction from revenue in accordance with ASU 2011-07.
(4)	The amounts in this column represent, for MeadowWood, actual results for the period from January 1, 2011 to July 1, 2011, the date of PHC’s acquisition of MeadowWood. The condensed consolidated statements of operations of MeadowWood have been reclassified to present the provision for doubtful accounts as a deduction from revenue in accordance with ASU 2011-07.
(5)	The amounts in this column represent, for the Haven Facilities, actual results as of and for the year ended December 31, 2011.
(6)	Represents the elimination of equity and certain assets not acquired and liabilities not assumed in the acquisition of the Haven Facilities, including cash and cash equivalents of $52, due to parent liabilities of $19,791, derivative liabilities of $194, deferred tax assets of $783, deferred tax liabilities of $2,737 and equity of $20,355.
(7)	Represents the issuance of $25,000 of term loans and a $7,000 borrowing under Acadia’s revolving credit facility on March 1, 2012, which is reflected as a $1,250 increase in the current portion of long-term debt and a $30,750 increase in long-term debt.
(8)	Represents the adjustments to acquired property and equipment and intangible assets based on preliminary estimates of fair value and the adjustment to goodwill derived from the difference in the estimated total consideration transferred and the estimated fair value of assets acquired and liabilities assumed in the acquisition of the Haven Facilities, calculated as follows:

Consideration transferred	$90,405

Assets acquired and liabilities assumed:
Accounts receivable	4,008
Other current assets	337
Property and equipment	12,723
Intangible assets	1,200
Other assets	1
Accounts payable	(832)
Accrued salaries and benefits	(1,429)
Other accrued liabilities	(25)

Fair value of assets acquired less liabilities assumed	15,983

Estimated goodwill	74,422
Less: Historical goodwill	(22,600)

Goodwill adjustment	$51,822

The acquired assets and liabilities assumed will be recorded at their estimated fair values as of the closing date of the acquisition of the Haven Facilities. Estimated goodwill is based upon a determination of the fair value of assets acquired and liabilities assumed that is preliminary and subject to revision as additional information related to the fair value of property and equipment and other assets acquired and liabilities assumed becomes available. The actual determination of the fair value of assets acquired and liabilities assumed could differ from that assumed in these unaudited pro forma condensed combined financial statements and such differences may be material.

(9)	Represents $400 of estimated acquisition-related costs for the acquisition of the Haven Facilities, which are reflected as an increase in the accumulated deficit, and $1,010 of deferred financing costs incurred related to the amendment of Acadia’s credit agreement to partially fund the acquisition of the Haven Facilities, which are reflected as an increase in other assets.
(10)	Reflects the reclassification from YFCS other operating expenses of: (a) professional fees of $1,901 for the twelve months ended December 31, 2011, (b) supplies expense of $2,204 for the twelve months ended December 31, 2011, and (c) rent expense of $1,320 for the twelve months ended December 31, 2011.
(11)	Represents the adjustments to depreciation and amortization expense as a result of recording the property and equipment and intangible assets at preliminary estimates of fair value as of the respective dates of the acquisitions, as follows: (a) YFCS acquisition:

	AMOUNT	USEFUL LIVES (IN YEARS)	MONTHLY DEPRECIATION	TWELVE MONTHS ENDED DECEMBER 31, 2011
Land	$5,122	N/A	$—	$—
Land improvements	2,694	10	22	66
Building and improvements	21,562	25, or lease term	73	219
Equipment	2,024	3-7	53	159
Construction in progress	239	N/A	—	—

	31,641		148	444
Indefinite-lived intangible assets	3,835	N/A	—	—
Non-compete intangible asset	321	1	27	81
Patient-related intangible asset	1,200	0.25	400	—

Total depreciation and amortization expense				525
Less: historical depreciation and amortization expense				(819)

Depreciation and amortization expense adjustment				$(294)

The adjustment to decrease depreciation and amortization expense relates to the excess of the historical amortization of the pre-acquisition intangible assets of YFCS over the amortization expense resulting from the intangible assets identified by Acadia in its acquisition of YFCS.

(b)	PHC acquisition:

	AMOUNT	USEFUL LIVES (IN YEARS)	MONTHLY DEPRECIATION	TWELVE MONTHS ENDED DECEMBER 31, 2011
Land	$2,940	N/A	$—	$—
Building and improvements	12,194	25, or lease term	102	1,020
Equipment	1,751	3-7	29	290

	16,885		131	1,310
Indefinite-lived license intangibles	1,425	N/A	—	—
Customer contract intangibles	2,100	5	35	350

Total depreciation and amortization expense				1,660
Less: PHC and MeadowWood historical depreciation and amortization expense				(1,230)

Depreciation and amortization expense adjustment				$430

(c)	Haven Facilities acquisition:

	AMOUNT	USEFUL LIVES (IN YEARS)	MONTHLY DEPRECIATION	TWELVE MONTHS ENDED DECEMBER 31, 2011
Land	$2,960	N/A	$—	$—
Building and improvements	8,840	25, or lease term	29	348
Equipment	871	3-7	15	180
Construction in progress	52	N/A	—	—

	12,723		44	528
Indefinite-lived license intangibles	1,050	N/A	—	—
Non-compete intangible asset	150	3	4	48

Total depreciation and amortization expense				576
Less: historical depreciation and amortization expense				(1,046)

Depreciation and amortization expense adjustment				$(470)

The adjustment to decrease depreciation and amortization expense relates to the higher historical carrying values of property and equipment compared to the fair value of the property and equipment as of the acquisition date based on preliminary valuation analyses.

(12)	(a) Represents adjustments to interest expense to give effect to the senior secured credit facility entered into by Acadia on April 1, 2011 (the “Senior Secured Credit Facility”), the issuance of $150 million of 12.875% Senior Notes (“Senior Notes”) on November 1, 2011 and the amendment to the interest rate applicable to the Senior Secured Credit Facility on November 1, 2011, including the amortization of related deferred financing costs and debt discounts. The interest expense calculation for the Senior Secured Credit Facility assumes the 4.50% rate in effect as of March 1, 2012 was in place throughout the period.

TWELVE MONTHS ENDED DECEMBER 31, 2011
Interest related to Senior Secured Credit Facility entered into on April 1, 2011	$1,992
Interest related to Senior Notes issued on November 1, 2011	17,100
Interest related to amendment to the Senior Secured Credit Facility on November 1, 2011	331

19,423
Less: historical interest expense of Acadia (for the period prior to April 1, 2011), YFCS, PHC and MeadowWood, as to which the related debt has been repaid	(3,333)

Interest expense adjustment	$16,090

An increase or decrease of 0.125% in the assumed interest rate would result in a change in interest expense of $211 for the twelve months ended December 31, 2011.

(b) Represents adjustments to interest expense to give effect to the amendment to the Senior Secured Credit Facility on March 1, 2012 to issue incremental term loans of $25,000 and increase the revolving line of credit from $30,000 to $75,000 and to the borrowing of $7,000 under the revolving line of credit. Interest expense includes related amortization of the $1,010 of deferred financing costs and debt discounts. The interest expense calculation for the Senior Secured Credit Facility assumes the 4.50% rate in effect as of March 1, 2012 was in place throughout the period.

TWELVE MONTHS ENDED DECEMBER 31, 2011
Interest related to amendment to the Senior Secured Credit Facility on March 1, 2012	1,914
Less: historical interest expense of Haven	(343)

Interest expense adjustment	$1,571

An increase or decrease of 0.125% in the assumed interest rate would result in a change in interest expense of $39 for the twelve months ended December 31, 2011.

(13)	Represents the elimination of advisory fees paid to Waud Capital Partners pursuant to Acadia’s professional services agreement, which was terminated on November 1, 2011 in connection with the PHC acquisition.
(14)	Reflects the removal of acquisition-related expenses included in the historical statements of operations relating to Acadia’s acquisition of YFCS, PHC and the Haven Facilities and PHC’s acquisition of MeadowWood.
(15)	Reflects the elimination of the change in fair value associated with interest rate swap agreements, which were not assumed by Acadia in the acquisition of the Haven Facilities.
(16)	Reflects a decrease in income taxes of $133 for the twelve months ended December 31, 2011 to give effect to the election by Acadia Healthcare Company, LLC to be treated as a taxable corporation on April 1, 2011.
(17)	Reflects adjustments to income taxes to reflect the impact of the above pro forma adjustments applying combined federal and state statutory tax rates for the respective periods.
(18)	Represents adjustments to weighted average shares used to compute basic and diluted earnings (loss) per share to reflect the following:

(a)	The full year effect of the shares of common stock of Acadia Healthcare Company, Inc. issued to PHC stockholders on November 1, 2011, which results in an increase in weighted average shares outstanding of 4,074,000 shares

(b)	The full year effect of the 9,583,332 shares of common stock issued by Acadia on December 20, 2011, which results in an increase in weighted average shares outstanding of 9,268,000 shares. The proceeds of such offering of common stock were used to partially fund Acadia’s acquisition of the Haven Facilities.